                                                                EXHIBIT 10.51


                              CONTINGENT STOCK ISSUANCE AGREEMENT


                                       by and between

                                      NHP INCORPORATED


                                            and


                                PROPERTY RESOURCES CORPORATION






                                     January 6, 1987

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                           CONTINGENT STOCK ISSUANCE AGREEMENT

                                  TABLE OF CONTENTS

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                                                                           PAGE
                                                                           ----

ARTICLE I
     DEFINITIONS                                                             1

ARTICLE II
     ISSUANCE OF SHARES                                                      4
          2.1   ISSUANCE OF SHARES                                           4
          2.2   SELECTION BY SELECTION AGENT                                 4
          2.3   PERFORMANCE EVALUATION                                       4

ARTICLE III
     REPRESENTATIONS AND WARRANTIES CONCERNING SELECTION AGENT               5
           3.1   ORGANIZATION; STANDING AND POWER                            5
           3.2   AUTHORITY; NONCONTRAVENTION                                 5
           3.3   LITIGATION                                                  6

ARTICLE IV
     REPRESENTATIONS AND WARRANTIESCONCERNING ISSUER                         6
           4.1   DELIVERY OF GOOD TITLE                                      6
           4.2   ORGANIZATION; STANDING AND POWER                            6
           4.3   AUTHORITY; NONCONTRAVENTION                                 7
           4.4   APPROVALS                                                   7
           4.5   LITIGATION                                                  7

ARTICLE V
     CONDITIONS TO THE OBLIGATIONS OF ISSUER                                 7
           5.1   ATTAINING PERFORMANCE GOALS                                 7
           5.2   RESTRAINTS OR PROHIBITIONS                                  8
           5.3   COMPLIANCE WITH COVENANTS                                   8
           5.4   APPROVALS                                                   8
           5.5   ABSENCE OF DEFAULT                                          8
           5.6   ISSUANCE TO VESTED EMPLOYEES                                8
           5.7   APPROVALS                                                   8
           5.8   INVESTMENT                                                  8
           5.9   EXPERIENCE                                                  8
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                                          i

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
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                                                                           PAGE
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
ARTICLE VI
     OTHER COVENANTS                                                         9
           6.1   REASONABLE EFFORTS AND CERTAIN OBLIGATIONS                  9
           6.2   SECURITIES AND EXCHANGE COMMISSION REPORTS                  9
           6.3   OTHER COVENANTS                                             9
           6.4   RESERVATION                                                 9
           6.5   INTERPLEADER OF NHPI SHARES                                 9

ARTICLE VII
     REPRESENTATIONS AND WARRANTIES                                         10
           7.1   REPRESENTATIONS AND WARRANTIES                             10
           7.2   SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS
                 AND AGREEMENTS                                             10

ARTICLE VIII
     TERMINATION, AMENDMENT AND WAIVER                                      10
           8.1   TERMINATION                                                10
           8.2   EFFECT OF TERMINATION                                      10

ARTICLE IX
     REGISTRATION RIGHTS                                                    10
           9.1   INCIDENTAL REGISTRATION                                    10
           9.2   CERTAIN PROCEDURES                                         11
           9.3   SPECIFIC PERFORMANCE                                       12

ARTICLE X
     MISCELLANEOUS                                                          12
          10.1   EXPENSES                                                   12
          10.2   SUCCESSORS AND ASSIGNS                                     12
          10.3   NOTICES                                                    12
          10.4   BROKERS                                                    13
          10.5   ENTIRE AGREEMENT                                           13
          10.6   AMENDMENTS AND WAIVERS                                     13
          10.7   NO THIRD PARTY BENEFICIARIES                               14
          10.8   COUNTERPARTS                                               14
          10.9   HEADINGS                                                   14
          10.10  SEVERABILITY                                               14
          10.11  GOVERNING LAW; JURISDICTION                                14
          10.12  ARBITRATION                                                14
          10.13  RECITALS, SCHEDULES AND ANNEXES                            15
          10.14  CONSTRUCTION                                               15

                                       ii

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                       CONTINGENT STOCK ISSUANCE AGREEMENT

     THIS CONTINGENT STOCK ISSUANCE AGREEMENT (this "Agreement") is made and entered into as of January 6, 1987 by and between NHP INCORPORATED, a Delaware corporation (the "Issuer"), and PROPERTY RESOURCES CORPORATION, a New York corporation (the "Selection Agent").

                                      RECITALS

      WHEREAS, Selection Agent and Issuer have entered into the "Joint Ventures" (as hereinafter defined), in accordance with the terms of certain operating agreements executed by both affiliates of Issuer and Selection Agent; and

      WHEREAS, Issuer, in order to induce the optimal financial performance of the Joint Ventures has agreed that upon the Joint Ventures meeting certain "Performance Goals" (as hereinafter defined), Issuer will make an "Issuance" (as hereinafter defined) to certain "Recipients" designated by the Selection Agent upon and subject to the terms hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed to, the parties hereby agree as follows:


                                     ARTICLE I

                                    DEFINITIONS

      As used in and for all purposes of this Agreement, unless otherwise indicated, each of the following terms shall have the respective meanings set forth below.

      "Approvals" shall mean any approvals, authorizations, qualifications, designations, declarations, consents, licenses, franchises, orders and other permits of, notices to, and registrations or filings with, legal, judicial, governmental, quasi-governmental or regulatory authorities, agencies or other entities, whether federal, state or local, domestic or foreign or any other Person.

      "Common Stock" shall mean the Issuer's Common Stock, par value $.01 per share or any securities issued in exchange or substitution for such common stock.

      "EBITDA" shall mean for any period, the excess of (a) the sum of (i) net income, and (ii) to the extent included in net income, depreciation, amortization, interest expense, and taxes, over (b) to the extent included in net income, interest income, it being understood and agreed that the components of EBITDA, shall be calculated in accordance with "GAAP" (as hereinafter defined).

      "Expenses" shall mean the fees, costs and other expenses, including attorney's, auditor's, broker's, or finder's fees and commissions, incurred by a party hereto in connection with the transactions contemplated hereby, whether or not such transactions are actually consummated.

      "Fair Market Value" shall mean, on any date specified herein the price obtained by taking the arithmetic mean over a period of twenty (20) consecutive "Trading Days" (hereinafter defined) of the closing price on each such Trading Day, or if no sale took place during a Trading Day, the average of the closing bid and closing asked prices during such Trading Day, ending the second Trading Day prior to such date: (a) if the NHPI Shares are listed or admitted to trading on any national securities exchange, as officially reported on all national securities exchanges on which such class of securities are then listed or admitted to trading, (b) if the NHPI Shares are not then listed or admitted to trading on any national securities exchange, as shown by the NASDAQ National Market System, or (c) if the NHPI Shares are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, then, as reported by any member firm of the New York Stock Exchange selected by Issuer. If the NHPI Shares are not then listed or admitted to trading on any national securities exchange and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, "Fair Market Value" shall mean the fair value per share of NHPI Shares, as determined on a fully diluted basis in good faith by an independent securities brokerage firm or Standard & Poor's Corporation (as selected by Issuer), as of a date which is fifteen (15) days preceding the date as of which the determination is to be made and in such an event, any and all costs of such valuation shall be equally shared by Issuer and Recipients (with the Recipients' share of the costs being deducted from the Issuance).

      "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America, applied on a consistent basis.

      "Issuance" shall have the meaning set forth in Section 2.1.

      "Issuer" shall mean NHP Incorporated, a Delaware corporation.

      "Issuing Date" shall mean thirty (30) days after receipt of the audited financial reports of the Joint Ventures by the Issuer in each of the second and the fourth full calendar years after the execution date hereof .

      "Joint Ventures" shall mean Aptek Maintenance Services LLC, the maintenance joint venture entered into by and between an affiliate of Issuer and Selection Agent, and Aptek Management Company LLC, the third-party management joint venture entered into by and between an affiliate of Issuer and Selection Agent.

      "Legal Requirements" shall mean any federal, state, county, local or foreign statute, law, rule, regulation, ordinance, code, handbook, written policy, rule of common law, order, decree, judgment or other legal, judicial, regulatory, governmental or quasi-governmental requirement.

      "Liabilities" shall mean any liabilities or obligations, direct or indirect, whether accrued, absolute, contingent or otherwise.

      "Lien" shall mean all liens (including judgment and mechanics' liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

      "NHPI Shares" shall mean the number of shares of Common Stock of Issuer, as set forth on Schedule A, attached hereto and incorporated herein, issuable to Recipient in accordance with this Agreement, subject to adjustment as may be provided herein.

      "Person" shall mean all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, governmental entities and any other entities or third parties.

      "Prime Rate" shall mean the prime rate of interest published in the "Money Rates" section of the WALL STREET JOURNAL as the base rate of interest on corporate loans posted by the nation's largest banks; which rate shall be adjusted as and when any changes in the WALL STREET JOURNAL's prime rate occurs, or if such rate is no longer published, then the prime rate or an equivalent announced from time to time by the Bank of Boston (or its successors).

      "Recipient" shall mean the individuals selected by the "Selection Agent" (hereinafter defined), in accordance with Section 2.2 hereof, to receive the NHPI Shares, subject to Article V hereof.

      "Representations and Warranties" shall mean the representations and warranties set forth in Articles III and IV hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Selection Agent" shall mean Property Resources Corporation, a New York corporation.

      "Trading Day" shall mean any day on which the principal national securities exchange or market on which shares of the Issuer's Common Stock are listed or admitted to trading is open for the transaction of business.

                                       ARTICLE II

                                   ISSUANCE OF SHARES

     2.1 ISSUANCE OF SHARES. Upon the terms and subject to the conditions of this Agreement, in the event that the actual, aggregate performance of the Joint Ventures reaches the earning goals more specifically set forth on SCHEDULE A, attached hereto and incorporated herein (the "Performance Goals"), Issuer will, in Issuer's sole and absolute discretion, on the Issuing Date, either (a) issue to the Recipients the corresponding number of duly authorized, validly issued, fully paid and nonassessable NHPI Shares for each of the Performance Goals, also set forth on SCHEDULE A, free and clear of all Liens, other than restrictions on transfer of a general nature arising under federal and state securities laws, together with a registration rights agreement with each of the Recipients, the sole material contents of which shall be the contents of Article IX or as otherwise may be required by any applicable Legal Requirements; or (b) pay Recipients the Fair Market Value of such NHPI Shares as of such date (an "Issuance"). Issuer will make election of either option (a) or (b) above no later than ten (10) days after Issuer's receipt of the applicable audited financial reports of the Joint Ventures. In the event that Issuer elects to exercise option (b), Issuer shall make such payment(s) to Recipient within twenty (20) days of Issuer's receipt of the applicable audited financial reports.

     2.2 SELECTION BY SELECTION AGENT. Prior to each Issuing Date, Selection Agent shall select senior level employees of the Joint Ventures or the Selection Agent (provided that any such employees of Selection Agent have or have had material involvement in and responsibilities for the Joint Ventures) to be eligible to receive all or a portion of the Issuance issuable on such Issuing Date; provided, however, that John Chatzky and Frank Linde shall not be selected to receive more than fifty percent (50%) of any Issuance, and provided further that no such employees shall be deemed to be third-party beneficiaries under this Agreement.

     2.3     PERFORMANCE EVALUATION.

             (a) As soon as reasonably practical after the end of each of the calendar years ending December 31, 1998 and December 31, 2000, but in no event more than ninety (90) days after the end of each such year, Issuer shall prepare and deliver to Selection Agent (i) a computation of EBITDA (computed in accordance with the definition of EBITDA as set forth herein), for such year and the amount thereof attributable to the Issuer's ownership of membership interests in each of the Joint Ventures; and (ii) a statement setting forth the Issuance, if any, to be made in accordance with this Section 2.1 (collectively, the "EBITDA Computation"). The EBITDA Computation shall be accompanied by a certificate of an officer of Issuer certifying that such EBITDA Computation is true and correct and has been prepared in accordance with the terms of this Agreement.

             (b) Within thirty (30) Business Days after receipt of the EBITDA Computation, Selection Agent may deliver written notice of its objection, if any (the "Objection Notice"), to Issuer: (i) objecting in good faith to the contents thereof, (ii) setting forth the items being disputed and the reasons therefor, and (iii) specifying Selection Agent's calculations thereof.

             (c) For thirty (30) days after delivery of the Objection Notice, Selection Agent and Issuer shall use their commercially reasonable efforts to resolve all disputes between them regarding the EBITDA Computation and number of NHPI Shares to be issued to the Recipients. If Selection Agent and Issuer cannot resolve all such disputes within such thirty (30) day period, the matters in dispute shall be determined by a nationally recognized independent public accounting firm (the "Arbiter") mutually satisfactory to Selection Agent and Issuer. Should Selection Agent and Issuer fail to agree on the identity of the Arbiter within an additional ten (10) day period, the Arbiter shall be selected by Issuer's independent public accountants and Selection Agent's independent public accountants, and such Arbiter shall be a nationally recognized accounting firm with no material relationship with Selection Agent, Issuer or their respective affiliates, or a partner or member of such a firm. Promptly, but not later than thirty (30) days after the acceptance of its appointment, the Arbiter shall determine (based solely on presentations by Issuer and Selection Agent to the Arbiter and not by independent review) only those items in dispute and shall render a report as to its resolution of such items and the resulting calculation of the number of NHPI Shares to be issued to the Recipients, if any. In resolving any disputed item, the Arbiter may not assign a value to such item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party. Selection Agent and Issuer shall cooperate with the Arbiter in making its determination and such determination shall be conclusive and binding upon Selection Agent and Issuer.

             (d) The party against whom the Arbiter finds shall pay all the fees and expenses of the Arbiter, except as otherwise determined by the Arbiter.


                                     ARTICLE III

                           REPRESENTATIONS AND WARRANTIES
                             CONCERNING SELECTION AGENT

     Selection Agent hereby represents and warrants to Issuer as follows:

     3.1 ORGANIZATION; STANDING AND POWER. Selection Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Selection Agent has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and to execute, deliver and perform its obligations under this Agreement.

     3.2 AUTHORITY; NONCONTRAVENTION. The execution, delivery, and performance by Selection Agent of this Agreement, and the consummation by Selection Agent of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Selection Agent and constitutes a legal, valid and binding obligation of Selection Agent, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles. The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not violate any Legal Requirements applicable to Selection Agent and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or violate or constitute a default under (with or without notice or passage of time or both) or otherwise give any Person a basis for accelerated or increased rights of termination or nonperformance under, or require a consent or waiver under, its Certificate of Incorporation or By-Laws (each as amended to date and presently in effect) or any material indenture, lease, agreement, Lien or other instrument or arrangement to which Selection Agent is a party or by which it or any of its properties is bound or affected.

     3.3 LITIGATION. There is no action, suit, arbitration or proceeding, or judicial, governmental or regulatory inquiry or investigation pending, or, to the best knowledge of Selection Agent, after diligent inquiry, any basis therefor or threat thereof, against Selection Agent, that questions the validity of this Agreement or which may otherwise prevent or delay the consummation of the transactions contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                               CONCERNING ISSUER

     Issuer represents and warrants to Selection Agent as follows:

     4.1 DELIVERY OF GOOD TITLE. Upon delivery of the NHPI Shares to be issued by Issuer hereunder upon satisfaction of the Performance Goals and the other conditions set forth in this Agreement, Recipient will have good and marketable title to such NHPI Shares at Issuance, free and clear of all Liens, other than restrictions on transfer of a general nature arising under federal and state securities laws. Upon such Issuance, such NHPI Shares shall be duly authorized, validly issued, fully paid and nonassessable, with no Liability attaching to the ownership thereof.

     4.2 ORGANIZATION; STANDING AND POWER. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Issuer has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

     4.3 AUTHORITY; NONCONTRAVENTION. The execution, delivery, and performance by Issuer of this Agreement, and the consummation by Issuer of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Issuer and constitutes a legal, valid and binding obligation of Issuer, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles. The execution and performance of the transactions contemplated by this Agreement and compliance with their provisions by Issuer will not violate any Legal Requirement applicable to Issuer and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or violate or constitute a default under (with or without notice or passage of time or both) or otherwise give any Person a basis for accelerated or increased rights of termination or nonperformance under, or require a consent or waiver under, its Certificate of Incorporation or By- Laws (each as amended to date and presently in effect) or any material indenture, lease, agreement, Lien or other instrument or arrangement to which Issuer is a party or by which it or any of its properties is bound or affected.

     4.4 APPROVALS. No Approval is required on the part of Issuer in connection with the execution and delivery of this Agreement, or the Issuance of the NHPI Shares, except such as are required under applicable federal and state securities laws which, if necessary, will be obtained by Issuer prior to the Issuance.

     4.5 LITIGATION. There is no action, suit, or proceeding, or, to the best of Issuer's knowledge, governmental inquiry or investigation, pending, or any basis therefor or threat thereof, against Issuer, that questions the validity of this Agreement or the right of Issuer to enter into or perform its obligations under this Agreement in any material respect, nor, to the best of Issuer's knowledge, is there any litigation pending, or any basis therefor or threat thereof, against Issuer by reason of the past employment relationships of any of Issuer's employees, the proposed activities of Issuer, or negotiations by Issuer with possible investors in Issuer which questions the validity of this Agreement or the right of Issuer to enter into or perform its obligations hereunder in any material respect. There is no outstanding judgment, order, decree, stipulation, or injunction of any governmental entity against or materially affecting Issuer or its assets or its business or any of its officers, directors, or employees with respect to Issuer's business.

                                    ARTICLE V

                     CONDITIONS TO THE OBLIGATIONS OF ISSUER

     The obligations of Issuer to consummate any Issuance are subject to the fulfillment, or the waiver by Issuer, of each of the following conditions on or before each Issuing Date:

     5.1 ATTAINING PERFORMANCE GOALS. The Joint Ventures shall have met or exceeded the Performance Goals as set forth herein and within the time periods set forth herein.

     5.2 RESTRAINTS OR PROHIBITIONS. There shall not be instituted and pending or, in the reasonable judgment of Issuer threatened any action or proceeding by or before any judicial, governmental or regulatory entity challenging the Issuance or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby.

     5.3 COMPLIANCE WITH COVENANTS. The Recipient satisfies the qualifications set forth in Section 2.2 hereof.

     5.4 APPROVALS. All Approvals required to be obtained by Recipient necessary for the consummation of the Issuance and the other transactions contemplated hereby, shall have been obtained and shall be in full force and effect.

     5.5 ABSENCE OF DEFAULT. Recipient shall not be in material default under any obligations to Issuer (or any affiliate or subsidiary of Issuer), subject to any applicable grace or cure period.

     5.6 ISSUANCE TO VESTED EMPLOYEES. Notwithstanding anything to the contrary set forth in this Article V, in the event that any employee of Recipient, OTHER THAN John Chatzky and/or Frank Linde, has been a Recipient with respect to all or a portion of Recipient's rights to receive an Issuance of Common Stock for a period of six (6) months or more (a "Vested Employee"), such Vested Employee shall not be denied any rights such Vested Employee would otherwise have been entitled to concerning an Issuance hereunder as a result of the occurrence of a default, as set forth in Section 5.5 hereof.

     5.7 APPROVALS. No Approval is required on the part of the specific Recipient in connection with the execution, delivery and performance of this Agreement, or the receipt of the NHPI Shares.

     5.8     INVESTMENT.  Recipient shall represent and warrant to NHP that:
Recipient understands that the Issuance of the NHPI Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof and, accordingly, that the NHPI Shares shall be or have been issued without registration under the Securities Act or the securities laws of any jurisdiction; that the resale or transfer of such NHPI Shares are restricted by federal and state securities laws; and Recipient is acquiring the NHPI Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing the same in violation of federal or state securities laws, unless the Issuance of such NHPI Shares is subsequently registered under the Securities Act and all applicable securities laws of the states of the United States of America or an exemption from such registration is available and that Recipient shall bear the economic risk of the investment in the NHPI Shares.

     5.9 EXPERIENCE. Recipient shall represent and warrant to NHP that Recipient has carefully reviewed the representations concerning Issuer contained in this Agreement and has made detailed inquiry concerning Issuer, its business, and its personnel. Recipient shall acknowledge that, to the extent permitted by applicable Legal Requirements, the officers of Issuer have made available to Recipient any and all written information that Recipient has reasonably requested and have answered to Recipient's satisfaction all inquiries made by Recipient.


                                      ARTICLE VI

                                   OTHER COVENANTS

     6.1 REASONABLE EFFORTS AND CERTAIN OBLIGATIONS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Legal Requirements to fulfill its obligations under this Agreement, to cause the fulfillment of the conditions set forth in Sections 5.2 - 5.8, excluding only with respect to Recipients other than John Chatzky and Frank E. Linde, Sections 5.4, 5.5 and 5.8 and to cause the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof.

     6.2 SECURITIES AND EXCHANGE COMMISSION REPORTS. The Issuer shall furnish Selection Agent, upon Selection Agent's reasonable, specific request, with a copy of any Form 10Ks, 8Ks, 10Qs, and any successor forms made by Issuer with the United States Securities and Exchange Commission within a reasonable period of time after the filing of such report, unless such report is accorded confidential treatment pursuant to applicable Legal Requirements.

      6.3 OTHER COVENANTS. The Issuer will be liable to Selection Agent to the extent to which any amendment of its certificate of incorporation or any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoids the observance or performance of any of the material terms of this Agreement for actual, but not consequential, damages. For purposes of enforcing this Agreement, and computing damages hereunder, Selection Agent shall be deemed to be the Recipient. Without limiting the generality of the foregoing, Issuer (i) will comply with the anti-dilution provisions of Schedule B hereto, and (ii) will take all such action as may be necessary or appropriate in order that Issuer may validly and legally issue fully paid and nonassessable NHPI Shares upon an Issuance.

     6.4 RESERVATION. The Issuer shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon an Issuance.

     6.5 INTERPLEADER OF NHPI SHARES. If the Issuer does not make an Issuance due to any instituted and pending or threatened action or proceeding by or before any judicial governmental or regulatory entity challenging the issuance of the NHPI Shares or otherwise seeking to restrain or prohibit the Issuance or solely pursuant to the failure of the conditions set forth in
Section 5.2, the Issuer may deposit such Issuance (or portion thereof) into any court having jurisdiction in Fairfax County, Virginia, over an appropriate interpleader proceeding instituted by the Issuer, whereupon the Issuer shall, unless the court otherwise directs, have no further obligations with respect thereto.

                                   ARTICLE VII

                           REPRESENTATIONS AND WARRANTIES

     7.1 REPRESENTATIONS AND WARRANTIES. Each of the Representations and Warranties of the parties hereto shall be deemed to have been made as of the date hereof and other than those set forth in Sections 3.3 and 4.5, as of the date of each Issuance.

     7.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement, or in any document delivered pursuant to the provisions of, or in connection with, this Agreement shall survive the making of this Agreement, any examination made by or on behalf of the parties hereto and the Issuance hereunder.


                                   ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     8.1 TERMINATION. This Agreement may be terminated at any time by mutual consent of Issuer and Selection Agent.

     8.2 EFFECT OF TERMINATION. Upon termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.


                                  ARTICLE IX

                             REGISTRATION RIGHTS

     9.1     INCIDENTAL REGISTRATION.

            (a) If at any time or times after the Issuance until the expiration of two years after the Issuance, Issuer intends to file a registration statement on Form S-1, S-2 or S-3 (or other appropriate form) for the registration of an offering of Common Stock, Issuer shall notify each of the holders of record of NHPI Shares at least thirty (30) days prior to each such filing of Issuer's intention to file such a registration statement, such notice shall state the number of shares of Common Stock proposed to be registered thereby. If any holder of NHPI Shares notifies Issuer within ten (10) days after receipt of such notice from Issuer of its desire to have included in such registration statement any of its Common Stock (collectively, the "Registrable Securities"), then, subject to this Article IX, Issuer shall include such shares in such registration statement. Issuer shall pay all expenses required to be disclosed in Item 13 of Part II of the Form S-1 registration statement, or in a comparable section of any similar form permitting an underwritten public offering, excluding (i) the expenses of underwriters customarily reimbursed by selling stockholders and the fees and expenses of counsel and any stockholders, (ii) the fees and expenses of counsel and any other advisor retained by holders of Registrable Securities not to exceed Fifteen Thousand Dollars ($15,000) for all registration statements, and
(iii) all underwriting fees, discounts and commissions and transfer taxes.

             (b) If Issuer may in its discretion withdraw or suspend the effectiveness of any registration statement without liability to the holders of Registrable Securities.

             (c) In the event that the managing underwriter for any such offering notifies Issuer that, in good faith, it is able to proceed with the proposed offering only with respect to a smaller number (the "Maximum Number") of securities and Registrable Securities than the total number of Registrable Securities proposed to be offered by such holders and securities proposed to be offered by Issuer and all others entitled to registration rights under such registration statement, Issuer shall include in such registration (i) first, the securities the Issuer proposes to sell (except in the case of an underwritten secondary registration) and, if such registration includes an underwritten secondary registration on behalf of holders of Issuer's securities exercising demand registration rights, the securities requested to be included therein by such holders requesting such registration, in such proportions as Issuer shall determine, and (ii) second, the number (if any) of other securities of Issuer (including, without limitation, Registrable Securities) entitled to registration rights under such registration statement (excluding in the case of an underwritten secondary registration, securities proposed to be registered by Issuer) (and if the inclusion of such securities would exceed the Maximum Number, all holders of Common Stock entitled to registration rights under such registration statement shall share pro rata in the number of shares of Common Stock included in such underwritten public offering on the basis of the number of shares of Common Stock entitled to be included therein).

     9.2     CERTAIN PROCEDURES.

            (a) Each holder of Registrable Securities wishing to have its Registrable Securities included in a registration statement shall execute and deliver with underwriters for the offering covered by any such registration statement, an underwriting agreement in form and substance customarily executed for public offerings of common stock. Issuer and each holder of Registrable Securities having its Registrable Securities included in a registration statement shall execute and deliver an indemnification agreement in form and substance customarily executed for public offerings of common stock.

            (b) To the extent requested by the managing underwriter in respect of an offering of securities of Issuer described in this Article IX, each holder of Registrable Securities and Issuer shall agree to refrain from selling or offering to sell any securities of Issuer within 120 days after the effective date of any registration statement whether or not Registrable Securities are included therein.

     9.3 SPECIFIC PERFORMANCE. Without limited or waiving in any respect any rights or remedies of the parties hereto under this Agreement now or hereinafter existing at law or in equity or by statute, Issuer agrees that damages for breach are an inadequate remedy for loss suffered by reason of breach of this Article IX and that the Selection Agent shall be entitled to seek specific performance of the obligations to be performed by the Issuer in accordance with the provisions of this Article IX.


                                      ARTICLE X

                                     MISCELLANEOUS

     10.1 EXPENSES. Each party hereto shall pay its own Expenses, including, but not limited to legal and accounting Expenses.

     10.2 SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by Issuer or Selection Agent without the prior written consent of the other party hereto. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, permitted assigns and legal representatives of the parties hereto.

     10.3 NOTICES. All notices and other communications hereunder shall be in writing (including telex or similar writing) and shall be deemed given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (with receipt electronically confirmed by sender's machine) if prior to 6 p.m. (Eastern Time) on a Business Day, otherwise on the next Business Day, or (c) one (1) Business Day after the date sent to the recipient by reputable express courier service (charges prepaid) to the parties at the following addresses or telecopier numbers (or at such other address, or telecopy number for a party as shall be specified by like notice):

             (a) if to Selection Agent, to:

                        Property Resources Corporation
                        19 East 82nd Street
                        New York, New York  10028
                        Attn:  Mr. Frank Linde
                        Fax:  (212) 737-3989
                  with a copy to:

                        Willkie Farr & Gallagher
                        One Citicorp Center
                        153 East 53rd Street
                        New York, New York  10022
                        Attn: Jack H. Nusbaum, Esquire
                        Fax:  (212) 821-8111

             (b)  if to Issuer, to:

                        NHP Incorporated
                        Fairfax Square
                        8065 Leesburg Pike, Suite 400
                        Vienna, Virginia  22182-2738
                        Attn: Mr. Robert M. Greenfield, Executive Vice
                              President
                              and a copy to Joel Bonder, Esquire, General
                              Counsel
                        Fax:  (703) 394-2932

                  with a copy to:

                        Swidler & Berlin, Chartered
                        3000 K Street, N.W., Suite 300
                        Washington, D.C. 20007
                        Attn: Kenneth G. Lore, Esquire
                        Fax:  (202) 424-7645


     10.4 BROKERS. Each of Selection Agent and Issuer (i) represents and warrants to the other party hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement for which the other will be liable to pay a fee or commission, and (ii) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     10.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings, written or oral, relating to such subject matter.

     10.6 AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may only be amended and the observance of any term of this Agreement may only be waived (either generally or in a particular instance and either retroactively or prospectively), with the express prior written consent of Selection Agent and Issuer. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

     10.7 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies on any Person other than the parties hereto and their respective successors and permitted assigns.

     10.8    COUNTERPARTS.   This Agreement may be executed in several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 HEADINGS. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     10.10 SEVERABILITY. If any one or more of the provisions herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect, and of the remaining provisions, shall not be in any way impaired or affected. In such event, there shall be added as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. The effective date of the added provision shall be the date as of which the prior provision was held to be invalid, illegal or unenforceable.

     10.11 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of laws pertaining to conflicts of laws.

     10.12 ARBITRATION. Except to the extent this Agreement provides otherwise, any dispute arising under this Agreement shall be resolved by arbitration as hereinafter provided. The party desiring arbitration shall give written notice to that effect to the other party and to such party's counsel, as provided for in Section 10.3 hereof. The party initiating the arbitration shall send a copy of the notice initiating the arbitration to the American Arbitration Association (or its successor) and shall request that the American Arbitration Association select within 10 days thereafter an individual who meets the following criteria to act as the arbitrator. The arbitrator must be (i) "independent," I.E., not having at that time or at any time within the immediately preceding five (5) years a substantial relationship with either party to the arbitration, any Affiliate of either such party, or any officer or director of any such party or Affiliate, (ii) an attorney having at least ten
(10) years experience, and (iii) knowledgeable in the area of corporate finance.

No party to the arbitration shall have any right to object to the individual named as the arbitrator except upon the ground that the named individual does not meet the aforesaid criteria. If more than one arbitration is conducted pursuant to this Agreement, the parties agree to use the same arbitrator, subject to his or her availability. The arbitration shall be conducted in the City of New York and, to the extent consistent with this Paragraph, in accordance with the expedited procedures set forth in and otherwise in accordance with the then Commercial Arbitration Rules of the American Arbitration Association (or any organization successor thereto). The arbitrator shall be instructed to proceed with all reasonable diligence to resolve the dispute by no later than 30 days after the date on which the American Arbitration Association received the request to initiate the arbitration, to render his decision in writing and to deliver counterpart copies thereof to each of the parties. The arbitrator may issue a default award against a party that fails to appear at any meeting or hearing scheduled by the arbitrator or which attempts to delay the arbitration. Such decision shall be binding, final and conclusive on the parties. Judgment may be had on the decision so rendered in any court of competent jurisdiction, federal or state, and may be enforced in accordance with the laws of the State of New York. The fees of the arbitrator, the fees of expenses of respective counsel engaged by the parties, the fees and expenses of expert witnesses and other witnesses called by the parties and the cost of transcripts shall be paid by the party against which the dispute is resolved, unless otherwise specified by the arbitrator.

     10.13 RECITALS, SCHEDULES AND ANNEXES. The recitals, schedules, exhibits and annexes to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

     10.14   CONSTRUCTION.

            (a) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

            (b) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

            (c) An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

            (d) This Agreement has been negotiated and prepared by Issuer and Selection Agent, and if any provision of this Agreement requires judicial interpretation, or interpretation by an arbitrator, the court or arbitrator interpreting or construing the provision shall not apply the rule of construction that a document is to be construed more strictly against the party who prepared the document.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                    NHP INCORPORATED, a Delaware corporation

                                    By:
                                          ------------------------------------
                                          Robert M. Greenfield, Executive Vice
                                          President

                                    PROPERTY RESOURCES CORPORATION, a New York corporation

                                    By:
                                         -------------------------------------
                                    Name:  John Chatzky
                                    Title: Vice President

                   SCHEDULE A TO CONTINGENT STOCK ISSUANCE AGREEMENT

Calendar Year     Aggregate Performance Goal (Based on the          Number of
                  contribution to Issuer's EBITDA for the           NHPI Shares
                  related calendar year to the extent that         (total for
                  it is in excess of the Issuer's unreturned        year)
                  cash investment in the Joint Ventures,
                  if any)*
1998              a)  less than $440,000                           0
b)  $440,000 up to and including $880,000        5,000                  c)  more
than $880,000                           10,0002000              a)  less than
$880,000                           0                  b)  $880,000 up to and
including $1,760,000      5,000                  c)  more than $1,760,000
10,000
        *      For the purposes of this provision, it shall be assumed that the first Two Hundred Fifty Thousand Dollars ($250,000.00) of cash investment by the Issuer to the Joint Ventures (the "Threshold") shall not be deemed to bear any interest. Any cash investment in excess of the Threshold shall be deemed to bear interest at the Prime Rate plus two percent (2%). Any debt shall have a return as set forth in the terms of any such debt.

                      SCHEDULE B TO CONTINGENT STOCK ISSUANCE AGREEMENT

                                 ANTI-DILUTION PROVISIONS

     The number of NHPI Shares issuable pursuant to Schedule A shall be subject to adjustment as provided in this Schedule B.

     B.1. STOCK DIVIDENDS, SPLITS, ETC. In case Issuer shall (A) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (B) subdivide its outstanding Common Stock, (C) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue by reclassification of its Common Stock other securities of Issuer, the number of NHPI Shares set forth on Schedule A (as previously adjusted pursuant to this Schedule B) immediately prior thereto shall be adjusted so that the Recipient shall be entitled to receive, upon the Issuance, the kind and number of NHPI Shares or other securities of Issuer which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Issuance of NHPI Shares occurred immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this paragraph B.1 shall become effective immediately after the effective date of such event and such adjustment shall be retroactive to the record date, if any, for such event.

     B.2. OTHER DIVIDENDS. Except in respect of transactions described in paragraph B.1. above, in case Issuer shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of cash, other or additional stock or other securities or property or options), by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement or otherwise, but excluding regular quarterly dividends, then in each case the number of NHPI Shares thereafter set forth on Schedule A shall be determined by multiplying (A) the number of NHPI Shares set forth on Schedule A (as previously adjusted pursuant to this Schedule B) by (B) a fraction, of which the numerator shall be the then Fair Market Value on the day before record date for the determination of shareholders entitled to receive such dividend or other distribution, and of which the denominator shall be such Fair Market Value on such date minus the amount of such dividend or distribution applicable to one share of Common Stock. The Board of Directors of Issuer shall determine the amount of such dividend or distribution allocable to one share of Common Stock and such determination, if reasonable and based upon the Board of Directors' good faith business judgment, shall be binding upon the Recipient. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the day before record date for the determination of shareholders entitled to receive such distribution.

     B.3. OTHER SECURITIES. In the event that at any time, as a result of an adjustment made pursuant to this Schedule B, the Recipient shall become entitled to receive upon an Issuance any securities of Issuer other than Common Stock, Issuer shall duly reserve such securities for issuance and thereafter the number of such other securities set forth on Schedule A shall be subject to the adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the NHPI Shares contained in this Schedule B.

     B.4. PRESERVATION OF PURCHASE RIGHTS UPON RECLASSIFICATION, CONSOLIDATION, ETC. In case of any consolidation or merger of Issuer with or into another entity as a result of which the holders of Common Stock become holders of other shares or securities of Issuer or of another Person, or such holders receive cash or other assets, or in case of any sale or conveyance to another Person of the Property, assets or business of Issuer as an entirety or substantially as an entirety, Issuer or such successor or purchasing entity or person, as the case may be, shall execute with the Selection Agent an agreement that (i) the Recipient shall have the right upon the occurrence of the Issuance to receive the kind and amount of shares and other securities and property which the Recipient would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Issuance of NHPI Shares occurred in accordance with this Agreement immediately prior to such action and (ii) that this Agreement shall continue in full force and effect notwithstanding the consummation of such transaction and that such Person or entity shall assume the obligations of Issuer hereunder. The provisions of this Section B.4. shall similarly apply to successive consolidations, mergers, sales or conveyances.

     B.5. STATEMENT ON SCHEDULE A. No amendment to Schedule A shall be required in the event of any adjustment under this Schedule B.

     B.6. NOTICE OF ADJUSTMENT. Upon any event requiring any adjustment of Schedule A, Issuer shall promptly provide the Selection Agent a report, certified by an authorized chief financial officer, controller, treasurer or assistant treasurer of Issuer, setting forth the number of NHPI Shares issuable upon an Issuance, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, including a statement of (i) any dividend or distribution made with respect to shares of Common Stock, (ii) the number of shares of Common Stock outstanding or deemed to be outstanding, and (iii) the Schedule A in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by this Schedule B) on account thereof. The Issuer will, at any time, but in no event more frequently than quarterly, upon the written request of the Selection Agent, furnish to Selection Agent, a similar report setting forth the Schedule A in effect at the time and showing in reasonable detail how it was calculated. The Issuer will also keep copies of all such reports at its principal executive office and will cause the same to be available for inspection at such office during normal business hours by Selection Agent.

     B.7. FRACTIONAL INTERESTS. The Issuer shall not be required to issue fractional NHPI Shares upon an Issuance. If any fraction of a NHPI Share would, except for the provisions of this Section B.7, be issuable, Issuer shall pay an amount in cash equal to the Fair Market Value of such fractional NHPI Share.

                                         2